UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2010

YASHENG ECO-TRADE CORPORATION
(Exact name of registrant as specified in charter)

Delaware	001-12000	13-3696015
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1404 Rodman Street, Hollywood Florida 33020
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (786) 323-1650

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into A Material Definitive Agreement

On June 30, 2010, Yasheng Eco-Trade Corporation (the ”Company”) entered into a Joint Venture Agreement (the “Agreement”) with CMARK International, Inc. (“CMARK”), for the purpose of creating a jointly owned company to be named “Government Logistics Financing Group” or such other acceptable name (“Newcorp”), that will assist in implementing and servicing an existing backlog of services provided by CMARK in the areas of construction, interior systems and hospitality operations primarily to the U.S. Federal government and U.S. Federal government prime contractors.

The authorized capital of Newcorp will consist of 100,000 shares of Common Stock, par value $0.0001 per share.  Upon creation of Newcorp, Yasheng will subscribe for 50 shares at an aggregate purchase price of $1,000, and CMARK will subscribe for 50 shares at an aggregate purchase price of $1,000.

Newcorp will have a Board of Directors consisting of two members, one being designated by Yasheng and the other being designated by CMARK.

On June 30, 2010, the board of directors of the Company approved the change of its name to ECO-Trade Corporation and the reverse split of the common stock of the Company on a 1:100 basis.  The implementation of the name change and the reverse split is subject to obtaining shareholder approval as well as making the appropriate filings with the Securities and Exchange Commission and FINRA.

Item 9.01     Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

10.1	Joint Venture Agreement by and between Yasheng Eco-Trade Corporation and CMARK International, Inc., dated June 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

YASHENG ECO-TRADE CORPORATION

By:	/s/ William Lieberman
Name:	William Lieberman
Title:	Chief Executive Officer

Date:  July 2 , 2010
Hollywood, Florida